EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of SulphCo, Inc. for the registration of 8,100,000 shares of Common Stock, and to the incorporation by reference therein of our report dated March 4, 2005, related to the December 31, 2004, financial statements of SulphCo, Inc. included in Amendment No. 1 to its Annual Report (Form 10-KSB) for the year ended December 31, 2005, filed with the Securities and Exchange Commission on April 28, 2006.

/s/ Mark Bailey & Company, Ltd.

Reno, Nevada
May 2, 2006

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